UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2009
Newmont Mining Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 863-7414
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
We are filing this Current Report on Form 8-K solely to update portions of our Annual Report on Form 10-K for Newmont Mining Corporation (“Newmont”) for the year ended December 31, 2008 filed on February 19, 2009 and the related Form 10-K/A filed on June 8, 2009 for the following:
•	The required adoption of two new accounting rules:
•	Financial Accounting Standards Board (“FASB”) Staff Position APB 14-1 (“FSP APB 14-1”), “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”;
•	FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“FAS 160”);
•	The reclassification of our Kori Kollo operation in Bolivia to discontinued operations as its sale was approved by our Board in June 2009; and
•	The change in Newmont’s reportable segments required primarily by executive management realignment in 2009.
As previously disclosed in our 2008 Form 10-K, in May 2008, the FASB issued FSP APB 14-1, which applies to convertible debt instruments that may be settled in cash (or other assets) upon conversion, including partial cash settlement. FSP APB 14-1 requires an allocation of the convertible debt proceeds between the liability component and the embedded conversion option (i.e., the equity component). The difference between the principal amount of the debt and the amount of the proceeds allocated to the liability component is reported as a debt discount and subsequently amortized to earnings over the instrument’s expected life as interest expense. Early adoption of FSP APB 14-1 was not permitted and accordingly is effective for Newmont’s fiscal year beginning January 1, 2009. However, it is also required to be applied retrospectively to all periods presented. The retrospective application impacted the accounting in 2007 and 2008 for our 2014 and 2017 convertible senior notes issued in 2007. A summary of the impacts on previously reported 2007 and 2008 financial results is included in Note 2 to our Consolidated Financial Statements.
In December 2007, the FASB issued FAS 160, which establishes accounting and reporting standards pertaining to (i) ownership interests in subsidiaries held by parties other than the parent, (ii) the amount of net income attributable to the parent and to the noncontrolling interest, (iii) changes in a parent’s ownership interest, and (iv) the valuation of any retained noncontrolling equity investment when a subsidiary is deconsolidated. For presentation and disclosure purposes, FAS 160 requires noncontrolling interests to be classified as a separate component of equity. Early adoption of FAS 160 was not permitted and accordingly is effective for Newmont’s fiscal year beginning January 1, 2009. However, it is also required to be applied retrospectively to all periods presented. The retrospective application required the noncontrolling interests to be classified as a separate component of net income and equity for all periods presented.
During June 2009, Newmont’s Board of Directors approved a plan to sell the Kori Kollo operation in Bolivia. Accordingly, Newmont began reporting the activity of Kori Kollo as discontinued operations in its Form 10-Q for the period ended June 30, 2009. The historical annual financial information for all periods presented has been reclassified to reflect the discontinued operation.
Due to changes made in our organizational structure in the first quarter of 2009, changes were made to our reporting segments including (i) moving the results of our operation in Mexico to our North America segment and (ii) combining the management of exploration and advanced projects activities under one executive and assigning the legacy exploration segment to the regional segments. In accordance with FASB Statement No. 131 segments for all periods presented have been recast for these changes.
This Current Report on Form 8-K is being filed solely for the purpose described above and only affects the items specified. All other information in the 2008 Form 10-K remains unchanged. Neither this Current Report on Form 8-K nor the Exhibits hereto reflect any events or developments occurring after February 19, 2009, or modify or update the disclosures in the 2008 Form 10-K and 10-K/A that may have been affected by subsequent events. Accordingly, this Current Report on Form 8-K should be read in conjunction with the 2008 Form 10-K and 10-K/A and the filings made by us with the Securities and Exchange Commission subsequent to filings of those forms, including any amendments to those filings. In our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, we adjusted the unaudited condensed consolidated financial statements for the quarters ended March 31, 2008 and June 30, 2008 and the six-month ended June 30, 2008 to reflect the retrospective application of FSP APB 14-1, FAS 160 and the change in reportable segments. In our Quarterly Report on Form 10-Q for June 30, 2009, we adjusted the unaudited condensed consolidated financial statements for the three and six-month ended June 30, 2008 to reflect the retrospective application of the discontinued operation of Kori Kollo.
The updated financial information is attached as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following are filed as exhibits to this report:

23	Consent of Independent Registered Public Accounting Firm.

99.1
Updated financial information in the Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2008 including: Item 6 Selected Financial Data; Item 7 Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations; and Item 8 Financial Statements and Supplementary Data.

99.2	Updated financial information in Exhibit 12.1 of Form 10-K and 10-K/A for the year ended December 31, 2008.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jeffrey K. Reeser
	Name:	Jeffrey K. Reeser
	Title:	Vice President and Secretary
Dated:  September 14, 2009

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
23	Consent of Independent Registered Public Accounting Firm.

99.1
Updated financial information in the Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2008 including: Item 6 Selected Financial Data; Item 7 Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations; and Item 8 Financial Statements and Supplementary Data.

99.2	Updated financial information in Exhibit 12.1 of Form 10-K and 10-K/A for the year ended December 31, 2008.

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